UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2010

Intrepid Potash, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-34025	26-1501877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 4200

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 296-3006

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                            Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Intrepid Potash, Inc. (the “Company”) was held on May 20, 2010.  Stockholders elected both nominees, J. Landis Martin and Barth E. Whitham, to serve as Class II directors and ratified the appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2010.  The matters voted upon at the meeting, and the final number of votes cast for, against, or withheld, as well as the number of abstentions and broker non-votes as to each such matter, where applicable, are set forth below.

Proposals	Votes Cast

	For	Withhold	Broker Non-Votes
Proposal 1: Election of Class II Directors

J. Landis Martin (to hold office until the 2013 annual meeting of stockholders)	61,580,931	1,119,280	6,811,418

Barth E. Whitham (to hold office until the 2013 annual meeting of stockholders)	62,067,590	632,621	6,811,418

	For	Against	Abstain
Proposal 2: Ratification of the appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2010	68,742,212	127,886	641,531

Following the meeting, the following Class I and Class III directors continued in office:

Class III Directors (whose terms expire at the 2011 annual meeting of stockholders)

Robert P. Jornayvaz III

Hugh E. Harvey, Jr.

Class I Director (whose term expires at the 2012 annual meeting of stockholders)

Terry Considine

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTREPID POTASH, INC.

	By:	/s/ Martin D. Litt
Date: May 25, 2010		Martin D. Litt
Executive Vice President and General Counsel